                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PARTY CITY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)  Total fee paid:
--------------------------------------------------------------------------------
     [  ] Fee paid previously with preliminary materials.
     [  ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
--------------------------------------------------------------------------------
     (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------------------
     (4)  Date Filed:

                             PARTY CITY CORPORATION

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                November 15, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Party City Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, November 15, 2000, at 9:00 a.m., Eastern Time, at the Sheraton Newark Airport, 128 Frontage Road, Newark, New Jersey 07114, for the following purposes:

     1. To elect six directors to the Board of Directors who shall serve until the 2001 Annual Meeting of Stockholders, or until their successors are elected and qualified;

     2. To approve an amendment and restatement of the Company's 1999 Stock Incentive Plan, increasing the number of shares of the Company's common stock issuable pursuant to options and awards granted under the Plan from 500,000 to 2,000,000; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 13, 2000, are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for the ten-day period ending immediately preceding the date of the Annual Meeting, at the Company's offices at 400 Commons Way, Rockaway, New Jersey 07866. Attendance at the Annual Meeting will be limited to stockholders and guests of the Company.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                 By Order of the Board of Directors

                                 /s/ Thomas E. Larson
                                 --------------------
                                 Thomas E. Larson
                                 Secretary

                                 Rockaway, New Jersey

October 26, 2000

                         PLEASE MAIL YOUR PROXY PROMPTLY

                             PARTY CITY CORPORATION

                                 400 COMMONS WAY

                           ROCKAWAY, NEW JERSEY 07866

                       -----------------------------------

                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                November 15, 2000

                       -----------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Party City Corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders to be held on Wednesday, November 15, 2000, at 9:00 a.m., Eastern Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying notice of 2000 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at the Sheraton Newark Airport, 128 Frontage Road, Newark, New Jersey 07114. The Company's telephone number is (973) 983-0888.

     This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed on or about October 26, 2000, to all stockholders entitled to vote at the Annual Meeting.

Record Date

     Stockholders of record at the close of business on October 13, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals for 2001 Annual Meeting

     Proposals of stockholders of the Company which are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than June 27, 2001, and must otherwise be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

     If a stockholder intends to present a stockholder proposal at the 2001 Annual Meeting in a manner other than the inclusion of the proposal in the Company's proxy statement and form of proxy relating to that meeting, unless the stockholder notifies the Company of such intention by

September 11, 2001, the proxy holders named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment.

Revocability of Proxy

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If your shares are held in "street name" by your broker, you must contact your broker for instructions on how to revoke your proxy.

     Please note that merely attending the Annual Meeting without voting will not revoke your proxy. Also, if you want to attend the Annual Meeting and vote in person and your shares of the Company's common stock are held of record by a broker, bank or other nominee, you will need to bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Independent Accountants

     The Company's independent accountants are Deloitte & Touche LLP. Representatives from Deloitte & Touche LLP are expected to be available at the 2000 Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they wish.

Solicitation

     The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares

     The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common Stock"). At October 13, 2000, 12,722,205 shares of the Company's Common Stock were issued and outstanding.

Voting Rights

     Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. Holders of Common Stock have no cumulative voting rights in the election of directors. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record

Date. The election of each director requires a plurality of the votes present at the Annual Meeting and entitled to vote. The adoption of the amendment and restatement of the Company's 1999 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

     Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

     If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of determining the presence of a quorum. As a result, abstentions, shares that are voted "withheld", and broker non-votes in each case will have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For amending and restating the Company's Incentive Plan, and for any other matter properly brought before the Annual Meeting requiring approval of a specified percentage of the outstanding shares represented at the Annual Meeting and entitled to vote on such matter, abstentions will have the effect of negative votes, but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matter.

Voting of Proxies

     The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholders. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors; (ii) FOR the approval of the amendment and restatement of the Company's 1999 Stock Incentive Plan (the "Incentive Plan") to increase the number of shares of Common Stock issuable pursuant to options and awards granted thereunder from 500,000 to 2,000,000; and (iii) at the discretion of the proxy holders with respect to any other matter properly brought before the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of October 13, 2000, for individuals or entities in the following categories: (i) each of the Company's Directors, (ii) each executive officer of the Company named in the Summary Compensation Table (each, a "Named Executive Officer"); (iii) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock; and (iv) all Directors and Named Executive Officers as a group. Unless indicated otherwise, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.



                                                                                         SHARES BENEFICIALLY OWNED
                                                                                      ----------------------------------
                       NAME OF BENEFICIAL OWNER                                            NUMBER             PERCENT
--------------------------------------------------------------------------------      -----------------    -------------

Steven Mandell**.......................................................                 2,545,000(1)(2)        20.0%
     P.O. Box 85
     New Vernon, New Jersey 07976
Special Value Bond Fund, LLC...........................................                 3,096,000(3)(4)        19.6%
     11100 Santa Monica Boulevard, Suite 210
     Los Angeles, California 90025
Goldman, Sachs & Co....................................................                 2,867,000(5)(6)        18.4%
     85 Broad Street
     New York, New York 10004
Craig Enterprises, Inc.................................................                 1,107,000(7)            8.7%
     11355 North Torrey Pines Road
     La Jolla, California 92037
Jack Futterman.........................................................                 1,029,000(1)(8)         8.1%
     400 Commons Way
     Rockaway, New Jersey 07866
Wellington Management Company, LLP.....................................                   825,400(9)            6.5%
       75 State Street
       Boston, Massachusetts 02109
Ralph Dillon...........................................................                   307,666(10)           2.4%
Gordon Keil............................................................                   136,000(11)           1.1%
Duayne Weinger.........................................................                   120,350(12)           *
Thomas E. Larson.......................................................                    60,000(13)           *
Raymond C. Hemmig***...................................................                    52,500(14)           *
L.R. Jalenak, Jr.......................................................                    47,925               *
James Shea.............................................................                    50,000               *
John A. Bickel.........................................................                         0               *
Edward Mule............................................................                 2,867,000(15)          18.4%
Howard Levkowitz.......................................................                 3,116,000(16)          19.7%
Michael Tennenbaum.....................................................                 3,096,000(17)          19.6%
All Directors and Named Executive Officers as a group (12 persons).....                 7,788,981(18)          40.3%

---------------
  *  Less than 1%
 **  Resigned as Director on September 12, 1999.
***  Resigned as Director on December 10, 1999.

(1)  Includes 1,000,000 shares of Common Stock owned by Steven Mandell for which
     Jack Futterman has an immediately exercisable option to purchase such shares pursuant to an Option Agreement dated as of June 8, 1999, by and between Messrs. Mandell and Futterman.

(2) Includes 750,000 shares of Common Stock (representing approximately 6% of the Company's outstanding Common Stock) transferred by Mr. Mandell to the Mandell Family Limited Partnership of which Mr. Mandell is General Partner.

(3)  Includes 3,096,000 shares subject to outstanding warrants to purchase
     Common Stock which are exercisable within the next 60 days.




(4)  As reported in the Amendment to Schedule 13D filed by Special Value Bond
     Fund, LLC with the Securities and Exchange Commission on January 21, 2000.

(5)  Includes 2,867,000 shares subject to outstanding warrants to purchase
     Common Stock which are exercisable within the next 60 days.

(6)  As reported in the Amendment to Schedule 13G filed by Goldman, Sachs & Co.
     with the Securities and Exchange Commission on August 30, 1999.

(7)  As reported in the Amendment to Schedule 13G filed by Craig Enterprises,
     Inc. with the Securities and Exchange Commission on April 23, 1999.

(8)  Includes 27,500 shares subject to outstanding options to purchase Common
     Stock which are exercisable within the next 60 days.

(9) As reported in the Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 11, 2000.

(10) Includes 53,333 shares subject to outstanding options to purchase Common
     Stock which are exercisable within the next 60 days and 229,333 shares subject to outstanding warrants to purchase Common Stock, which are exercisable within the next 60 days, owned by Clyde Street Investment, LLC of which Ralph Dillon is the Managing Member.

(11) Includes 101,000 shares subject to outstanding options to purchase Common
     Stock which are exercisable within the next 60 days.

(12) Includes 52,500 shares subject to outstanding options to purchase Common
     Stock which are exercisable within the next 60 days.

(13) Includes 60,000 shares subject to outstanding options to purchase Common
     Stock which are exercisable within the next 60 days.

(14) Includes 52,500 shares subject to outstanding options to purchase Common
     Stock which are exercisable within the next 60 days.

(15) Includes 2,867,000 shares subject to outstanding warrants to purchase
     Common Stock, which are exercisable within the next 60 days, owned by The
     Goldman, Sachs & Co., of which Mr. Mule is a Managing Director.

(16) Includes 3,096,000 shares subject to outstanding warrants to purchase
     Common Stock, which are exercisable within the next 60 days, owned by Special Value Bond Fund, LLC, of which the Managing Member is SVIM/MSM,
     LLC, of which the Managing Member is Tennenbaum & Co., of which Mr.
     Levkowitz is a Principal. Voting power with respect to such 3,096,000 shares is held by the Investment Committee of Special Value Investment
     Management, LLC, of which Mr. Levkowitz is a Partner. Special Value
     Investment Management, LLC is the investment advisor to Special Value Bond
     Fund, LLC. Also includes 20,000 shares subject to outstanding options to purchase Common Stock which are exercisable within the next 60 days.

(17) Includes 3,096,000 shares subject to outstanding warrants to purchase
     Common Stock, which are exercisable within the next 60 days, owned by Special Value Bond Fund, LLC, of which the Managing Member is SVIM/MSM,
     LLC, of which the Managing Member is Tennenbaum & Co., of which Mr.
     Tennenbaum is the Managing Member.

(18) Includes (a) 1,578,481 shares which the Directors and Named Executive
     Officers of the Company have the right to acquire within the next 60 days through the exercise of outstanding options and warrants to purchase Common
     Stock ; (b) warrants to purchase 3,096,000 shares of Common Stock beneficially owned by Special Value Bond Fund, LLC, of which the Managing
     Member is SVIM/MSM, LLC, of which the Managing Member is Tennenbaum & Co., of which Mr. Tennenbaum is the Managing Member and Mr. Levkowitz is a Member; (c) warrants to purchase 2,867,000 shares of Common Stock beneficially owned by Goldman, Sachs & Co., of which Mr. Mule is a Managing
     Director; and (d) 229,333 shares subject to outstanding warrants to purchase Common Stock, which are exercisable within the next 60 days, owned by Clyde Street Investment, LLC of which Ralph Dillon is the Managing
     Member.



                            BUSINESS TO BE TRANSACTED

1.   ELECTION OF DIRECTORS

Nominees

     The Board of Directors currently is comprised of seven directors, including each of the six nominees listed below, and Mr. Duayne Weinger. The Board of Directors has resolved that, upon the completion of the Annual Meeting, the size of the Board of Directors will be reduced from seven to six directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The names of the six nominees, their ages, the respective years in which each first became a Director of the Company, and their respective principal occupations during the past five years are as follows:

                                                                      SERVED AS
                                                                      A DIRECTOR
NAME OF NOMINEE               AGE      POSITION WITH THE COMPANY         SINCE
-------------------------   -------    --------------------------     ----------

Ralph Dillon                  60       Non-Executive Chairman            1999
                                       of the Board of Directors
Jack Futterman(1)(2)          67       Director                          1997
L.R. Jalenak, Jr.(2)(3)       70       Director                          2000
Howard Levkowitz(1)(2)        33       Director                          1999
Edward Mule                   37       Director                          2000
Michael Tennenbaum            65       Director                          2000

-------------------------

(1)  Member of Nominating Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.

     RALPH DILLON has been the Non-Executive Chairman of the Board of Directors since December 10, 1999 and has been a Director of the Company since October 1, 1999. Prior to becoming a Director of the Company, Mr. Dillon served as Chief Executive Officer of Cost Plus, Inc. ("Cost Plus") from September 1990 to February 1998, President of Cost Plus from September 1990 to August 1995 and Chairman of the Board of Cost Plus from August 1995 to February 1998. He also served as a Director of Cost Plus from September 1990 to May 1999, and has served as an advisor to the Chief Executive Officer of Cost Plus since May 1999. Mr. Dillon holds his current seat on the Board of Directors of the Company and is being nominated for re-election in connection with the investment and restructuring of the Company's obligations which occurred on August 17, 1999 (which transactions are described below in "Certain Relationships and Related Transactions").

     JACK FUTTERMAN has been a Director of the Company since October 1997. From June 8, 1999 until December 10, 1999 he was Chairman of the Board of Directors and Chief Executive Officer of the Company. From 1989 until his retirement in 1996, Mr. Futterman was Chairman and Chief Executive Officer of Pathmark Stores. From 1973 until his appointment as Chairman and Chief Executive Officer, Mr. Futterman served as Vice President of Supermarkets General (the parent company of Pathmark Stores) and occupied a number of positions before becoming Chairman and Chief Executive Officer. A Registered Pharmacist, Mr. Futterman also serves as a Director of Hain-Celestial Group as well as several not-for-profit corporations.

     L.R. JALENAK, JR. has been a director of the Company since February 17, 2000. Prior to becoming a Director of the Company, Mr. Jalenak was Chairman of the Board of Cleo, Inc. from 1990 until his retirement in December 1993. From 1977 to 1990, he was President of Cleo, Inc. Mr. Jalenak also serves as a Director of Lufkin Industries, Inc., Dyersburg Corporation and Perrigo Company. He is also a trustee of First Funds, a mutual fund company.

     HOWARD LEVKOWITZ has been a Director of the Company since August 17, 1999. Mr. Levkowitz has been a Partner in Special Value Investment Management, LLC, an investment management company focused on special situation investments since 1999 and since 1997, has been a principal of Tennenbaum & Co., LLC (with which Special Value Investment Management, LLC is affiliated). He was an attorney with Dewey Ballantine LLP from 1993 to 1997. Mr. Levkowitz holds his current seat on the Board of Directors of the Company and is being nominated for re-election in connection with the investment and restructuring of the Company's obligations which occurred on August 17, 1999 (which transactions are described below in "Certain Relationships and Related Transactions").

     EDWARD MULE has been a Director of the Company since October 5, 2000. Mr. Mule has been employed by Goldman, Sachs & Co., an investment bank, serving in various departments including mergers and acquisitions, proprietary investing and in the office of the Chairman. Mr. Mule has been a Managing Director of Goldman, Sachs & Co. since 1994.

     MICHAEL TENNENBAUM has been a Director of the Company since October 5, 2000. Mr. Tennenbaum has been the Managing Member of Tennenbaum & Co., LLC since its inception in June 1996. Mr. Tennenbaum is also the Managing Member of Special Value Investment Management, LLC, an investment management company focused on special situation investments. Previously, from February, 1993 until June, 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc. and also held the position of Vice Chairman, Investment Banking. Mr. Tennenbaum's responsibilities at Bear, Stearns & Co., Inc. included managing the firm's Risk Arbitrage, Investment Research and Options Departments. Mr. Tennenbaum currently serves on the board of directors of Pemco Aviation Group, Inc., and is also a director of certain privately-held companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended July 1, 2000, with the exception of the late filing of one Form 3 filed on behalf of Ralph Dillon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 27, 2000, the Company purchased substantially all of the assets of Party City of Hoffman Estates, Inc. ("PCHE"), an Illinois corporation, for an aggregate purchase price of approximately $516,000, subject to certain adjustments. All of the outstanding capital stock of PCHE is owned by Steven Mandell, the Company's founder and former Chief Executive Officer. Mr. Mandell was also a Director of the Company until his resignation on September 12, 1999. Mr. Mandell acquired the shares of capital stock of PCHE from his son, Erik Mandell. Erik Mandell is currently the Vice President of Marketing/Sales Promotion of the Company. In connection with the Company's purchase of PCHE's assets, the Company and PCHE agreed to release each other from all claims either of them might have against the other arising under the franchise agreement between the Company and PCHE (which agreement was terminated upon the closing of the transaction). Also, the Company and Erik Mandell agreed to release each other from all claims either of them might have against the other arising out of the ownership and operation of the store operated by PCHE.

     On August 17, 1999, the Company received $30 million in financing from a group of investors (the "Investors") led by Tennenbaum & Co., LLC (which is the Managing Member of Special Value Investment Management, LLC, which, in turn, is the Investment Manager of Special Value Bond Fund, LLC). Messrs. Tennenbaum and Levkowitz, each of whom is a Director of the Company and a nominee for Director at the 2000 Annual Meeting, are principals of Tennenbaum & Co. and partners of Special Value Investment Management, LLC, and Mr. Tennenbaum is the Managing Member of Tennenbaum & Co., LLC and Special Value Investment Management, LLC. The Investors also include Goldman, Sachs & Co. Mr. Edward Mule, who is a Director of the Company and a nominee for Director at the 2000 Annual Meeting, is a Managing Director of Goldman, Sachs & Co. Also among the Investors is Enhanced Retail Funding. Mr. Matthew Kahn, who was appointed as a Director of the Company on August 17, 1999 and who resigned as a Director effective as of October 1, 1999, is a Managing Director of Gordon Brothers Group, the parent company of Enhanced Retail Funding, and President of GB Equity Partners, an affiliate of Enhanced Retail Funding. Also among the Investors is Clyde Street Investment, LLC. Mr. Dillon, Non-Executive Chairman of the Board of Directors, is the Managing Member of Clyde Street Investment, LLC.

     The Investors purchased senior secured notes and warrants pursuant to separate securities purchase agreements (the "Securities Purchase Agreements") each dated as of August

16, 1999. Under these Securities Purchase Agreements, the Company issued (i) $10 million of its 12.5% Secured Notes due 2003 (the "A Notes"); (ii) $5 million of its 13.0% Secured Notes due 2003 (the "B Notes"); (iii) $5 million of its 13.0% Secured Notes due 2002 (the "C Notes"); (iv) $10 million of its 14.0% Secured Notes due 2004 (the "D Notes", and together with the A Notes, the B Notes and the C Notes, the "Notes"); and (v) warrants (the "Warrants") to purchase 6,880,000 shares of the Company's common stock at an initial exercise price of $3.00 per share. The Warrants were valued at $1,965,000 based on management's estimate using certain fair value methodologies and represent an original issue discount to the C Notes and D Notes. Up to $15 million of the Notes was secured by a first lien that was pari pasu with the liens under the Company's then-existing credit agreement. The Notes are secured by a junior lien on all of the Company's assets. The Company issued the Warrants in connection with the sale of the C Notes and the D Notes. The Warrants may be exercised before the close of business on August 16, 2006. The shares of Common Stock reserved for issuance under the Warrants represent approximately 35% of the shares of Common Stock outstanding after giving effect to the exercise of the Warrants.

     The Company also entered into an Investor Rights Agreement, dated as of August 16, 1999 (the "Investor Rights Agreement") with the Investors and Jack Futterman, then the Chief Executive Officer of the Company. Mr. Futterman is a Director of the Company and is a nominee for Director at the 2000 Annual Meeting. In the Investor Rights Agreement, the Company granted registration rights with respect to shares of its Common Stock and agreed to nominate two individuals designated by the Investors to its Board of Directors. Under the Investor Rights Agreement, the Investors agreed that they will not, without the prior written consent of the Board of Directors, (i) acquire or agree to acquire, publicly offer or make any public proposal with respect to the possible acquisition of (a) beneficial ownership of any securities of the Company, (b) any substantial part of the Company's assets, or (c) any rights or options to acquire any of the foregoing from any person; (ii) make or in any way participate in any "solicitation" of "proxies" (as such terms are defined in the rules of the Securities Exchange Act of 1934, as amended) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company; or (iii) make any public announcement with respect to any transaction between the Company or any of its securities holders and the Investors, including without limitation, any tender or exchange offer, merger or other business combination of a material portion of the assets of the Company. These standstill provisions terminate if the Company's consolidated earnings before interest, taxes, depreciation and amortization and exclusive of special charges, as defined in the Investor Rights Agreement, do not meet specified calendar year targets. The Company achieved its target EBITDA for calendar year 1999. Also, in connection with these transactions, one outside director of the Company resigned and two representatives of the Investors joined the Board of Directors. The Company has amended the restriction that prohibited the Investors from purchasing the Company's stock to permit purchase up to 1,500,000 additional shares of the Company's Common Stock and amended the restrictions on securities purchases to exclude purchases of debt by other debt holders.

     On January 14, 2000, the Company replaced its existing credit agreement with a new Loan and Security Agreement (the "Loan Agreement") with Congress Financial Corporation ("Congress"), as lender. Also, on January 14, 2000, Party City received $7 million in cash proceeds from the sale to certain of its existing Investors (the "Investor Group") of a new series of senior secured notes pursuant to a First Amendment (the "First Amendment") to the Securities

Purchase Agreements. Pursuant to the First Amendment, the Company issued $7 million in aggregate principal amount of its 14.0% Secured Notes due 2002 (the "E Notes"). The E Notes are secured by a lien on substantially all of the Company's assets. The Investor Group, together with other existing Investors and Congress, entered into an intercreditor agreement. In consideration for waivers and forbearances granted by the Investors to various defaults under the terms of the Company's A Notes, B Notes, C Notes and D Notes, the Company also agreed to amend and restate the terms of the Warrants. The amended and restated warrants (the "Amended Warrants") provide for an exercise price of $1.07 per share and were issued upon surrender of the Warrants which had an exercise price of $3.00 per share. The Amended Warrants were valued at $3,156,000 based on management's estimate using certain fair value methodologies and represent an original issue discount to the C Notes and D Notes. This discount is being amortized using the effective interest method. The effective yield is 28.6% and 28.9% on the C Notes and D Notes, respectively.

     Messrs. Jason Craig and Steven Craig, sons of Mr. Sidney Craig, President of Craig Enterprises, Inc., own and operate six and four franchised stores, respectively, located in California. Craig Enterprises, Inc. owned approximately 8.7% of the Company's Common Stock, based on information contained in the Amendment to Schedule 13G filed by Craig Enterprises, Inc. with the SEC on April 23, 1999.

     The Company entered into a consulting agreement with Mr. Dillon pursuant to which Mr. Dillon is to receive a consulting fee of $10,000 per month in exchange for advising and consulting with the Company regarding strategic planning, general operations and merchandising programs.

     John Oberdorf, who resigned as a Director of the Company on August 17, 1999, is a member of the law firm of St. John & Wayne, L.L.C., which provided legal services to the Company during the fiscal year ended July 1, 2000.

     On September 12, 1999, Steven Mandell resigned from the Board of Directors of the Company. Following Mr. Mandell's resignation, the Company retained Mr. Mandell as an advisor and agreed to pay Mr. Mandell $50,000 per month for his services. This arrangement was terminated in November, 1999.

Board of Directors Meetings and Committees

     The Board of Directors met thirteen times during the fiscal year ended July 1, 2000. The Compensation Committee met two times during the fiscal year ended July 1, 2000 and is comprised of Messrs. Jalenak and Weinger. In addition to its other responsibilities, the Compensation Committee is responsible for the administration of the Company's 1999 Stock Incentive Plan and for the grant of stock options and other awards under such plan. The Audit Committee, which is composed of Messrs. Futterman, Jalenak and Levkowitz, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee met two times during the Company's fiscal year ended July 1, 2000. The Nominating Committee met once during the fiscal year ended July 1, 2000. The Nominating Committee is composed of Messrs. Futterman, Levkowitz and Weinger. The Nominating Committee is responsible for recommending persons to be nominees for the Company's Board of Directors. The Nominating Committee does not consider nominees recommended by the Company's stockholders. In addition to meeting, the Compensation Committee and the Nominating Committee as well as the full Board of Directors acted by unanimous written consent on numerous occasions during the Company's fiscal year ended July 1, 2000.

     All Directors are elected at each annual meeting of shareholders and hold office until the election and qualification of their successors at the next annual meeting of shareholders.

     All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors, although the employment of Messrs. Shea, Larson, Kirk and Keil by the Company is subject to the provisions of their respective employment agreements.

Resignations

     On August 17, 1999, John Oberdorf resigned from the Board of Directors of the Company.

     On September 12, 1999, Steven Mandell resigned from the Board of Directors of the Company. On September 17, 1999, the Company issued a press release announcing Mr. Mandell's resignation. Following Mr. Mandell's resignation, the Company retained Mr. Mandell as an advisor and agreed to pay Mr. Mandell $50,000 per month for his services. This arrangement was terminated in November, 1999.

     On December 10, 1999, Raymond C. Hemmig resigned from the Board of Directors of the Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

NAME                       AGE           POSITION(S)
----                       ---           -----------

James Shea                  55           Chief Executive Officer

Thomas E. Larson            53           Senior Vice President, Chief Financial
                                         Officer, and Secretary

James Kirk                  48           Senior Vice President of Store
                                         Operations

Gordon Keil                 51           Senior Vice President, Franchising and
                                         Administration

Andrew Bailen               44           Executive Vice President of
                                         Merchandising/Marketing


     All executive officers are chosen by the Company's Board of Directors and serve at the Board's discretion. Set forth below is information concerning the business experience of the executive officers of the Company.

     JAMES SHEA was appointed Chief Executive Officer on December 10, 1999. From November, 1995 until his appointment as Chief Executive Officer of the Company, Mr. Shea held positions as Senior Vice President for Merchandise and Marketing, Executive Vice President and, most recently, President, of Lechters, Inc., a chain of over 500 houseware specialty stores located nationwide.

     THOMAS E. LARSON has been the Company's Senior Vice President and Chief Financial Officer since June 18, 1999. Prior to joining the Company, Mr. Larson was an independent financial and information systems consultant. Prior to that time, Mr. Larson served as Chief Financial Officer of Ace Cash Express, Inc., a chain of over 1,000 company-owned and franchise stores, from 1991 to 1996.

     JAMES KIRK was appointed Senior Vice President of Store Operations at the Company on April 17, 2000. From 1999 to the date he joined the Company, Mr. Kirk was Senior Vice President of Store Operations at SuperStand Entertainment Company. From 1997 to 1999, Mr. Kirk was the Chief Executive Officer of Cybersmith Inc. From 1991 to 1997, Mr. Kirk was Vice President of Store Operations for Barnes & Noble, Inc.

     GORDON KEIL has been the Senior Vice President, Franchising and Administration of the Company since July 2, 1999. Prior to that time, Mr. Keil served in a variety of executive positions with the Company. From 1987 to 1996, Mr. Kiel was the Founder and President of Gordon's Stores, Inc., a deep discount drugstore chain.

     ANDREW BAILEN was appointed Executive Vice President of Merchandising/Marketing of the Company on August 8, 2000. From January, 1999 until his appointment, Mr. Bailen was the Chief Executive Officer of Net Connections, Inc., an Internet advertising firm. From February, 1998 to December, 1998, Mr. Bailen was Executive Vice President/Chief Operating Officer of Hollywood.com and from February, 1995 to October, 1997, Vice President of Merchandising and Senior Vice President/General Merchandise Manager-Retail of Blockbuster Entertainment Group. Prior to that, he held a variety of executive positions with Greenman Brothers Inc. and KayBee Toys.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company (A) during the period from July 1, 1997 to June 30, 1998, (B) during the period from July 1, 1998 to July 3, 1999 and (C) during the Company's fiscal year beginning on July 4, 1999 and ending on July 1, 2000, to (i) all individuals serving as the Chief Executive Officer during the fiscal year ended July 1, 2000 and (ii) each of the four next most highly compensated executive officers of the Company who were serving as executive officers at July 1, 2000 (the persons described in clauses
(i) and (ii) together, the "Named Executive Officers"):



                           Summary Compensation Table

                                                                                         LONG-TERM
                                                                  PERIOD                COMPENSATION
                                                              COMPENSATION(1)               AWARDS
                                                         --------------------------  ------------------
                                                                                         # SECURITIES
          NAME AND                                                                       UNDERLYING           ALL OTHER
      PRINCIPAL POSITION                 PERIOD(2)          SALARY         BONUS        STOCK OPTIONS       COMPENSATION
----------------------------------  ------------------   ------------    ----------  ------------------    --------------

James Shea(3)                           7/4/99-7/1/00      $192,500        $  --           200,000           $  4,387(9)
   Chief Executive Officer              7/1/98-7/3/99         --              --             --                 --
                                        7/1/97-6/30/98        --              --             --                 --

Jack Futterman(4)                       7/4/99-7/1/00       259,615         291,667          --                 --
   Director, Former Chairman of         7/1/98-7/3/99        81,143(5)        --             --                 7,500
   the Board and Former Chief           7/1/97-6/30/98        --              --             --                22,500
   Executive Officer

Thomas E. Larson                        7/4/99-7/1/00       250,000         125,000          --                 7,200(9)
   Senior Vice President, Chief         7/1/98-7/3/99       104,903(6)        --            60,000              --
   Financial Officer and Secretary      7/1/97-6/30/98        --              --             --                 --

James Kirk(7)                           7/4/99-7/1/00        43,269           --            50,000              --
   Senior Vice President of Store       7/1/98-7/3/99         --              --             --                 --
   Operations                           7/1/97-6/30/98        --              --             --                 --

Gordon Keil                             7/4/99-7/1/00       218,077           --             5,000              8,783(9)
   Senior Vice President,               7/1/98-7/3/99       216,923           --             --                 2,550
   Franchising and Administration       7/1/97-6/30/98      212,961           --            16,500              --

John A. Bickel(8)                       7/4/99-7/1/00        43,846           --            25,000              --
   Vice President and Chief             7/1/98-7/3/99         --              --             --                 --
   Information Officer                  7/1/97-6/30/98        --              --             --                 --
----------------------


                                      -13-




(1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) Effective July 3, 1999, the Company changed its fiscal year end for financial reporting from December 31 to the Saturday nearest to June 30.

(3)  Mr. Shea became Chief Executive Officer on December 10, 1999.

(4) Mr. Futterman became Chairman of the Board and Chief Executive Officer of the Company on June 8, 1999 and resigned as Chairman of the Board and Chief
     Executive Officer on December 10, 1999. Mr. Futterman continues to serve as a director.

(5) This amount includes $48,509 paid to Mr. Futterman pursuant to a consulting agreement for the period from April 12, 1999 until Mr. Futterman began his employment with the Company on June 8, 1999.

(6) This amount includes $97,047 paid to Mr. Larson pursuant to a consulting arrangement for the period from April 3, 1999 until Mr. Larson began his employment with the Company on June 18, 1999.

(7)  Mr. Kirk became Senior Vice President of Store Operations on April 17,
     2000.

(8)  Mr. Bickel became Vice President and Chief Information Officer on April 3,
     2000.

(9) These amounts represent automobile allowances for Messrs. Shea, Larson and Keil, respectively.




             Option Grants During the Fiscal Year Ended July 1, 2000

     The following table presents information regarding grants of options to purchase shares of the Company's Common Stock for each of the Named Executive Officers receiving option grants during the fiscal year ended July 1, 2000:



                                                    INDIVIDUAL GRANTS
                                ----------------------------------------------------------

                                                                                                 POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                   PERCENT OF                                       ASSUMED ANNUAL
                                 NUMBER OF           TOTAL                                       RATES OF STOCK PRICE
                                 SECURITIES         OPTIONS        EXERCISE                        APPRECIATION FOR
                                UNDERLYING         GRANTED TO        PRICE                           OPTION TERM
                                  OPTIONS         EMPLOYEES IN        PER       EXPIRATION       ----------------------
         NAME                     GRANTED         FISCAL YEAR        SHARE          DATE            5%            10%
----------------------          -----------       ------------     --------     ----------       -------        -------

James Shea                       200,000(3)          25.63%         $2.00(1)        2009         $  --         $118,748
James Kirk                        50,000(3)           6.41%          1.67(2)        2010          52,513        133,077
Gordon Keil                        5,000(3)           0.64%          3.00(2)        2010           9,433         23,906
John A. Bickel                    25,000(3)           3.20%          2.00(2)        2010          31,445         79,687

-------------------
(1)  Options issued at prices higher than fair market value at the date of grant.
(2)  The price represents the fair market value at the date of grant.
(3)  The options become exercisable over three (3) years, with one-third (1/3) becoming exercisable annually.



        Aggregated Option Exercises in the Fiscal Year Ended July 1, 2000
                         and July 1, 2000 Option Values

     The following table presents information regarding options exercised during the fiscal year ended July 1, 2000 and the value of options outstanding at July 1, 2000 for each of the Named Executive Officers:



                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED IN-
                                                    UNDERLYING UNEXERCISED OPTIONS         THE-MONEY OPTIONS AT
                           SHARES                         AT FISCAL YEAR-END                FISCAL YEAR-END(1)
                          ACQUIRED       VALUE      --------------------------------  ------------------------------
        NAME            ON EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------     -----------     --------    --------------   ---------------  -------------  ---------------

James Shea                   --             --             --           200,000              --         $140,000
Jack Futterman               --          $  --           27,500           2,500          $   --
Thomas E. Larson             --             --           60,000            --                --            --
James Kirk                   --             --             --            50,000              --           51,500
Gordon Keil                  --             --          101,000          10,500              --            --
John A. Bickel               --             --             --            25,000              --           17,500

-------------------
(1)  Value is based upon a fair market value of $2.70 per share on June 30, 2000.




Compensation of Directors

     Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Effective September 26, 2000, Directors who are not employees of the Company are entitled to receive an annual retainer of $12,000 and $1,000 for each Board of Directors meeting attended and $500 for each committee meeting. Previously, Directors who were not employees of the Company were entitled to receive a director fee of $2,000 for each Board of Directors meeting attended and $500 for each committee meeting. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at the Board of Directors meetings.

     On September 29, 1999, the Company approved a one-time grant of 20,000 stock options to each of Messrs. Hemmig and Weinger for the services which they had rendered to the Company during the previous nine months and a grant of 10,000 stock options to each of Messrs. Dillon, Hemmig, Levkowitz and Weinger as compensation for their prospective services until the Company's next Annual Meeting of Stockholders. On December 10, 1999, the Company approved a one-time grant of 150,000 stock options to Ralph Dillon in connection with his appointment as Non-Executive Chairman of the Board. On May 11, 2000, the Company approved a one-time grant of 20,000 stock options to L.R. Jalenak, Jr. for prospective services until the Company's next Annual Meeting of Stockholders. On September 26, 2000, the Company approved a one-time grant of 10,000 stock options to each of Messrs. Dillon and Levkowitz to provide them equal stock option compensation with other members of the Board of Directors.

     The Company entered into a consulting agreement with Mr. Dillon pursuant to which Mr. Dillon is to receive a consulting fee of $10,000 per month in exchange for advising and consulting with the Company regarding strategic planning, general operations and merchandising programs.

     Following the resignation of Steven Mandell from the Board of Directors of the Company on September 12, 1999, the Company retained Mr. Mandell as an advisor to assist with merchandising and other related functions and agreed to pay Mr. Mandell $50,000 per month for his services. This arrangement was terminated in November, 1999.

Employment Agreements and Termination of Employment

     The Company is party to an employment agreement with James Shea, Chief Executive Officer of the Company, dated December 10, 1999 (the "Shea Agreement"). The Shea Agreement provides for Mr. Shea to serve as the Company's Chief Executive Officer for a term which commenced on December 8, 1999 and which ends on December 8, 2002. The Shea Agreement provides that Mr. Shea will receive an annual base salary of $350,000, subject to annual review and adjustment at the discretion of the Board. The Shea Agreement also provides for performance bonuses, the target amount of which is fifty percent (50%) of Mr. Shea's annual base salary, and up to a maximum of seventy five percent (75%) of the annual base salary, provided Mr. Shea meets certain performance goals. In addition, Mr. Shea received a grant of 200,000 stock options to purchase Common Stock of the Company, which options vest over a three-year period.

     The Shea Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Shea upon the termination of his employment. Upon termination by Mr. Shea for "good reason" or by the Company for any reason other than Mr. Shea's "disability" or "for cause," the Company will pay to Mr. Shea his base salary for one year following the date of termination or the remaining period of the term of the Shea Agreement.

     The Company was party to an employment agreement with Jack Futterman, a Director of the Company and the former Chairman of the Board and Chief Executive Officer, dated June 8, 1999 (the "Futterman Agreement"). The Futterman Agreement provided for Mr. Futterman to serve as the Chairman of the Board of the Company and the Company's Chief Executive Officer for a term commencing on June 8, 1999 and ending on June 8, 2002. The Futterman Agreement provided for Mr. Futterman to receive an annual base salary of $500,000. The Futterman Agreement also provided for performance bonuses of at least $500,000 for the year ending June 8, 2000 and at least $250,000, but with the opportunity to earn at least $500,000, for the years ending on June 8, 2001 and June 8, 2002.

     On December 10, 1999, Mr. Futterman resigned as Chief Executive Officer and Chairman of the Board. Under the terms of an amendment to the Futterman Agreement, Mr. Futterman agreed to accept a pro rata portion of his annual bonus equal to $291,667 which was paid in June, 2000 and is not entitled to severance payments. Under the terms of the amended Futterman Agreement, Mr. Futterman is covered by the Company's medical and dental insurance plans indefinitely.

     The Company is party to an employment agreement with Thomas E. Larson, Senior Vice President and Chief Financial Officer of the Company, dated June 18, 1999 (the "Larson Agreement"). The Larson Agreement provides for Mr. Larson to serve as the Chief Financial Officer of the Company for a term which commenced on June 18, 1999 and which ends on June 18, 2002 and which may be extended for additional one year periods. The Larson Agreement provides for an annual minimum base salary of $250,000, the amount of which may be adjusted upward by the Board of Directors in its sole discretion. The Larson Agreement also provides that Mr. Larson is eligible for a guaranteed bonus of $125,000 which was paid in June 2000 and for annual bonuses in each subsequent year, the target amount of which is fifty percent (50%) of his base salary, provided that Mr. Larson meets certain performance goals. In addition, Mr. Larson received a grant of 60,000 stock options to purchase Common Stock of the Company, which options originally were to vest over a three-year period. However, these options became vested in connection with Mr. Futterman's resignation.

     The Larson Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Larson upon the termination of his employment. If Mr. Larson's employment is terminated by the Company without "cause" prior to June 18, 2002 or by Mr. Larson prior to May 1, 2001 because Mr. Futterman has resigned as Chief Executive Officer of the Company, the Company will make severance payments to Mr. Larson which shall include accrued and unpaid salary up to the date of his termination and a severance payment equal to six months of Mr. Larson's base salary. In the event that Mr. Larson's employment is terminated by the Company without "cause" subsequent to December 18, 2001, Mr. Larson will receive a severance payment equal to his base salary for the remaining period of the term of the Larson Agreement.

     The Company is party to an employment agreement with James Kirk, Senior Vice President of Store Operations, dated May 2, 2000 (the "Kirk Agreement"). The Kirk Agreement provides for Mr. Kirk to serve as the Company's Senior Vice President of Store Operations for "at-will" employment. The Kirk Agreement provides that Mr. Kirk will receive an annual base salary of $225,000. The Kirk Agreement also provides for performance bonuses, the target amount of which is forty percent (40%) of Mr. Kirk's base salary, provided that Mr. Kirk meets certain performance goals. In addition, Mr. Kirk received a grant of 50,000 stock options to purchase Common Stock of the Company, which options vest over a four-year period.

     The Kirk Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Kirk upon the termination of his employment. Upon termination by the Company without "cause," the Company will pay to Mr. Kirk his base salary for six months following the date of termination.

     The Company is party to an employment agreement with Gordon A. Keil, Senior Vice President, Administrative and Franchise, dated April 12, 2000 (the "Keil Agreement"). The Keil Agreement provides for Mr. Keil to serve as the Company's Senior Vice President, Administrative and Franchise for a term which commenced on April 12, 2000 and which ends on April 12, 2002. The Keil Agreement provides that Mr. Keil will receive an annual base salary of $218,400, subject to annual review and adjustment at the discretion of the Board. The Keil Agreement also provides for performance bonuses, the target amount of which is forty percent (40%) of Mr. Keil's base salary, and up to a maximum of sixty percent (60%) of the annual base salary, provided Mr. Keil meets certain performance goals.

     The Keil Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Keil upon the termination of his employment. Upon termination by Mr. Keil because he ceases to report directly to the Chief Executive Officer of the Company or by the Company without "cause," the Company will pay to Mr. Keil his base salary for six months following the date of termination.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph set forth herein shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

Compensation Committee

     The Compensation Committee was formed in 1996 and is presently is composed of Messrs. Jalenak and Weinger. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request. Generally, the Compensation Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits and other compensation, of the Company's executive officers. However, compensation for the Company's officers during the fiscal year ended July 1, 2000, including base salary, performance bonuses, stock option grants, and other compensation, was determined by the Company's Board of Directors.

Executive Officer Compensation

     The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company. The following is a summary of the executive officer compensation programs:

     Cash Compensation

     Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise,
(iv) length of service, (v) Company performance and (vi) industry compensation levels. The base salary levels for Messrs. Shea, Larson, Kirk and Keil are established by their respective employment agreements described above in "Compensation of Executive Officers and Directors--Employment Agreements and Termination of Employment."

     Incentive Bonuses. From time to time, incentive cash bonuses may be approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of certain goals.

     Equity Compensation

     In order to provide long-term incentives to the executive officers and employees of the Company related to long-term growth in the value of the Company's Common Stock, the Company has issued incentive stock options and non-qualified stock options to such persons under the Company's Amended and Restated 1994 Stock Option Plan (which has since terminated) and under its 1999 Stock Incentive Plan. The Company proposes to amend and restate the terms of its 1999 Stock Incentive Plan to permit additional options and other awards to be issued thereunder. The determination of who receives stock options under the Stock Incentive Plan and the number of stock options granted to each such recipient is made by the Compensation Committee and based upon the same criteria utilized to determine base salary.

     In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, stock options granted to executive officers typically vest in an equivalent percentage over a period of three to four years from the date of grant.

Chief Executive Officer Compensation

     The Chief Executive Officer of the Company is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation (including base pay, incentive bonuses and long-term equity incentives) is to seek to be competitive with other comparably sized companies in the same industry group, and to have a percentage of his annual compensation based upon objective, long-term performance criteria. This approach incentivizes the Company's senior executive toward clearly defined long-term goals while providing certainty to the Chief Executive Officer as to that portion of his compensation that is nonperformance based.

     Jack Futterman, a Director of the Company since 1997, served as Chief Executive Officer from June 8, 1999 until December 10, 1999. At that time, Mr. Futterman resigned, and James Shea was appointed as the Chief Executive Officer. Mr. Futterman's and Mr. Shea's base salaries were established by the Company's Board of Directors and set forth in their respective employment agreements with the Company. Mr. Shea is eligible for a bonus of up to 75% of his annual base salary for the period from July 1, 1999 to June 30, 2000. Under the terms of an amendment to Mr. Futterman's employment agreement, Mr. Futterman received a pro rata portion of his annual bonus equal to $291,667 on June 15, 2000.

     In conclusion, the Board believes that the compensation policies and practices of the Company as described above are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the Company's Chief Executive Officer and four other most highly compensated executive officers, except to the extent such compensation qualifies as "performance-based."

None of the Named Executive Officers has received compensation in excess of the
Section 162(m) limits and all such compensation has been fully deductible by the Company. While the Board's policy has always been to pursue a strategy for maximizing deductibility of compensation for the Named Executive Officers, it also believes it is important to maintain the flexibility to take actions it considers in the best interests of the Company and its stockholders, which are necessarily based on considerations in addition to Section 162(m).

     Submitted October 26, 2000 and signed by the members of the Board of Directors,


                 Ralph R. Dillon            Edward Mule
                 Jack Futterman             Michael Tennenbaum
                 L.R. Jalenak, Jr.          Duayne Weinger
                 Howard Levkowitz



                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     Steven Mandell, the Company's founder and a former Chief Executive Officer, served as a Director of the Company until September 12, 1999. Following Mr. Mandell's resignation from the Board, the Company retained Mr. Mandell as an advisor and agreed to pay Mr. Mandell $50,000 per month for his services. This arrangement was terminated in November, 1999.

     Jack Futterman served as Chief Executive Officer and Chairman of the Board of the Company until his resignation therefrom on December 10, 1999. Mr. Futterman continues to serve as a Director and is a nominee for Director at the 2000 Annual Meeting.

     John J. Oberdorf, who served as a Director of the Company and a member of the Company's Compensation Committee until his resignation on August 17, 1999, is a member of the law firm of St. John & Wayne, L.L.C., general counsel to the Company. During the period from July 4, 1999 to July 1, 2000, St. John & Wayne, L.L.C. represented the Company as counsel in certain real estate transactions.

                                PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the percentage change from March 27, 1996 (the date on which the Company's Common Stock first traded on the NASDAQ National Market System ("NMS")) through July 1, 2000 in (a) the total stockholder return on the Company's Common Stock with (b) the total return on the NASDAQ Stock Market of all domestic issuers traded on the NASDAQ NMS and Small-Cap Markets ("NASDAQ Market Index") and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (SIC 5943) and traded on NASDAQ's NMS or Small-Cap Markets (the "Industry Index"). Such percentage change has been measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on March 27, 1996 for purposes of preparing this graph. All Stock price information for the Company has been retroactively adjusted to give effect to a three-for-two stock split which occurred on January 16, 1998.

     Trading in the Company's Common Stock was halted on May 6, 1999 and the Company was delisted from the NASDAQ NMS on July 20, 1999. The Common Stock now trades on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers.

            [Performance Graph containing the following data points]

Measurement Period          PARTY CITY       SIC CODE 5943             NASDAQ
(Fiscal Year Covered)       CORPORATION          INDEX              MARKET INDEX

3/27/96                     100.0               100.00                 100.00
12/31/96                    130.77               80.73                 115.56
12/31/97                    248.08               96.73                 141.36
12/31/98                    166.50               81.60                 199.37
7/3/99                      44.33                74.94                 242.38
7/1/00                      31.14                28.26                 364.70

2.   APPROVAL OF AMENDMENT AND RESTATEMENT OF 1999 STOCK INCENTIVE PLAN

     On October 19, 1999, the Board adopted the Company's Incentive Plan, with respect to which 500,000 shares of Common Stock were reserved for issuance . At the Company's annual shareholder meeting on November 15, 1999, the Company's shareholders approved the Incentive Plan.

     Following shareholder approval, the Company has granted options under the Incentive Plan with respect to 350,000 of the 500,000 shares issuable thereunder. As a result, options or other awards excercisable for only an additional 150,000 shares of Common Stock may be issued under the Incentive Plan unless such plan is amended and restated to increase the number of shares for which options and other awards may be issued.

     On October 5, 2000, the Board approved an amendment and restatement of the Incentive Plan, increasing the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 2,000,000. The Company now seeks the approval of the shareholders for this amendment and restatement.

     The Company is seeking stockholder approval for this amendment and restatement of the Incentive Plan in order to comply with the requirements of Sections 162(m) and 422 of the Code. The following summary of the Incentive Plan is qualified in its entirety by express reference to the text of the Incentive Plan, a copy of which was filed with the Securities and Exchange Commission. Under the Incentive Plan, options to purchase the Common Stock may be granted which are qualified as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and which are not so qualified ("NSOs") (collectively or individually, ISOs and NSOs may be referred to as "Options"), restricted stock and other stock-based awards (collectively or individually, "Awards").

Purpose and Eligibility

     The purpose of the Incentive Plan is to promote the long-term financial success of the Company by enhancing the ability of the Company to attract, retain and reward individuals who can and do contribute to such success and to further align the interests of the Company's key personnel with its stockholders. Key employees, directors and consultants of the Company and its subsidiaries are eligible to receive Options under, and participate in, the Incentive Plan. The number of individuals eligible to participate in the Incentive Plan is approximately 1,330.

Administration

     The Incentive Plan is administered by the Compensation Committee. The Compensation Committee, in its sole discretion, determines which individuals may participate in the Incentive Plan and the type, extent and terms of the Awards to be granted. In addition, the Compensation Committee interprets the Incentive Plan and makes all other determinations with respect to the administration of the Incentive Plan.

Awards

     The Incentive Plan provides for the grants of Options and restricted stock and other stock-based awards as the Compensation Committee may from time to time deem appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards, the bargain purchase of stock and stock bonuses. The terms and conditions of Awards granted under the Incentive Plan are set out from time to time in agreements between the Company and the individuals receiving such awards. Such terms include vesting conditions and the expiration dates for the awards. The exercise price of the Options is determined by the Compensation Committee at the time of grant; however, the exercise price of an Option may not be less than the fair market value of the Common Stock on the date of grant. Options will vest and become exercisable within such period or periods (not to exceed 10 years) as determined by the Compensation Committee and set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, all Options expire on the earlier of (i) ten years after grant, (ii) three months after (A) retirement,
(B) termination of employment or service with the Company or a subsidiary due to complete and permanent disability, (C) any termination of employment or service with the written approval of the Compensation Committee, (D) termination of employment or service by the Company without cause (each a "Normal Termination"), (iii) immediately upon termination of employment or service for cause, (iv) twelve months after the death of the optionee while still employed or within three months of a Normal Termination, or (v) the expiration date set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, Options will vest and become exercisable only during the period of employment or service with the Company and its subsidiaries such that upon such termination of employment or service the unvested portion of any outstanding Option will expire. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Compensation Committee accompanied by full payment of the Option exercise price and any applicable withholding. The Option exercise price may be paid in cash, by check acceptable to the Compensation Committee and/or delivery of shares of Common Stock having a value equal to the aggregate exercise price or, in the discretion of the Compensation Committee, either (i) in other property having a value equal to the aggregate exercise price, or (ii) through a brokered exercise.

     The Compensation Committee may permit the voluntary surrender of any NSO to be conditioned upon the granting of a new Option for the same or a different number of shares as the surrendered Option or require such voluntary surrender as a condition precedent to a grant of a new Option to such optionee. Any new Option granted may have terms different from the surrendered Option.

     Grants of Restricted Stock vest in accordance with periods set by the Compensation Committee. Certificates in respect of Restricted Stock are not issued to the recipient at the time of grant; instead, the certificates are held by the Company during the restricted period. In addition, during the applicable restricted period, shares of Restricted Stock are subject to transfer restrictions and forfeiture in the event of termination of employment with the Company. The Compensation Committee may impose other conditions at the time the award is granted.

     The Compensation Committee may grant any other cash, stock or stock-related Awards to any Eligible Participant under the Plan that the Compensation Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards, the bargain purchase of Common Stock and Common Stock bonuses. Any such Award will have such terms and conditions as the Compensation Committee, in its sole discretion, so determines.

Adjustments for Recapitalization, Merger, etc. of the Company

     Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock subject to all such Awards under the Plan and the maximum number of shares of Common Stock with respect to which any one person may be granted Options or stock appreciation rights during any year may be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Compensation Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Incentive Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Incentive Plan. In the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Incentive Plan and the maximum number of shares of Common Stock with respect to which any one person may be granted in connection with Options during any year shall be appropriately adjusted by the Compensation Committee, whose determination shall be conclusive. In addition, in the event of (i) the merger of the Company into or with another corporation, (ii) a sale of all or substantially all of the assets of the Company to another entity, or (iii) the reorganization or liquidation of the Company, the Compensation Committee may upon 10 days notice to optionees cancel and cash out any or all outstanding Options for their fair market value.

Shares Subject to the Incentive Plan

     As noted above, a maximum of 500,000 shares of Common Stock are available for issuance pursuant to the exercise of Options or other Awards under the Incentive Plan. To date, Options for 350,000 of these shares have already been granted. Under the amended and restated Incentive Plan, an additional 1,500,000 shares would be available for issuance, bringing the maximum number of shares available to 2,000,000 shares. Under the Incentive Plan, no more than 400,000 shares of Common Stock may be issued to any one person pursuant to awards of Options or stock appreciation rights during any one year.

Market Value

     The closing price of the Common Stock on October 13, 2000 was $3.25 per share.

Nontransferability

     Except as otherwise determined by the Compensation Committee, a person's rights and interest under the Plan, including any amounts payable pursuant to an Award, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a participant's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

Amendment and Termination

     The Board may at any time terminate the Plan. With the express written consent of an individual participant (subject to any other allowable adjustments under the Plan to outstanding Awards without the consent of any participant), the Board or the Compensation Committee may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Compensation Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, subject to any limitations set forth in the Plan.

Federal Tax Consequences

     The following is a brief discussion of the Federal income tax consequences of transactions with respect to Options under the Incentive Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

     ISOs. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally, (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the Fair Market Value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the Company.

     If an ISO is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the Option will generally be taxed as the exercise of a NSO, as described below.

     For purposes of determining whether an optionee is subject to an alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a NSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

     NSOs. With respect to NSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the Fair Market Value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Special Rules Applicable to Corporate Insiders

     As a result of the rules under Section 16(b) of the Exchange Act ("Section 16(b)"), and depending upon the particular exemption from the provisions of
Section 16(b) utilized, officers and directors of the Company and persons owning more than 10 percent of the outstanding shares of stock of the Company (together, "Insiders") may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular Option.

New Plan Benefits

     Because the grant of awards under the Incentive Plan is entirely within the discretion of the Compensation Committee, the Company cannot forecast the extent or nature of awards that will be granted in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Incentive Plan. Information with respect to compensation paid and other benefits, including Options granted in respect of the fiscal year ended July 1, 2000 to the Named Executive Officers is set forth in the Summary Compensation Table.

Recommendation and Vote

     Approval of the proposal to amend and restate the Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon.

     The Board unanimously recommends a vote FOR the approval of the proposal to amend and restate the Company's 1999 Stock Incentive Plan to increase the number of shares reserved for issuance upon exercise of options and other awards granted thereunder from 500,000 to 2,000,000.

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of common stock they represent.

                                    By Order of the Board of Directors

                                    /s/ Thomas E. Larson
                                    --------------------
                                    THOMAS E. LARSON
                                    Secretary

Dated:  October 26, 2000

                             PARTY CITY CORPORATION
                            1999 STOCK INCENTIVE PLAN
                  (Amended and Restated as of October 25, 2000)

1. Purpose

     The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract highly qualified persons to become and remain directors of the Company and enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby employees, directors and consultants of the Company and its Subsidiaries can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these employees, directors and consultants. The Plan is intended to operate in compliance with the provisions of Rule 16b-3 of the General Rules and Regulations of the Exchange Act.

     So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, and other Stock-based Awards, or any combination of the foregoing.

2. Definitions

     The following definitions shall be applicable throughout the Plan.

     (a) "Affiliate" of any individual or entity means an individual or entity that is directly or indirectly through one or more intermediaries controlled by or under common control with the individual or entity specified.

     (b) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, or other Stock-based Award.

     (c) "Board" means the Board of Directors of Party City Corporation.

     (d) "Cause" means the Company or a Subsidiary having cause to terminate a Participant's employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary. In the absence of any such an employment, consulting or other agreement, a Participant shall be deemed to have been terminated for Cause if the Committee determines that his termination of employment with the Company or a Subsidiary is on account of (A) incompetence, fraud, personal dishonesty, embezzlement, defalcation or acts of gross negligence or gross misconduct on the part of Participant in the course of his employment or services, (B) a material breach of Participant's fiduciary duty of loyalty to the Company or a Subsidiary, (C) a Participant's engagement in conduct that is materially injurious to the Company or a Subsidiary, (D) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on Company's or a Subsidiary's reputation and standing in the community; (E) public or consistent drunkenness by a Participant or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or a Subsidiary or which impairs, or could reasonably be expected to impair, the performance of a Participant's duties to the Company or a Subsidiary; or (F) willful failure by a Participant to follow the lawful directions of a superior officer or the Board, representing disloyalty to the goals of the Company or a Subsidiary.

     (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (f) "Committee" means the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan; provided, however, that each member of the Committee is a Disinterested Person.

     (g) "Common Stock" means the common stock par value $0.01 per share, of Party City Corporation.

     (h) "Company" means Party City Corporation.

     (i) "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

     (j) "Disability", with respect to any particular Participant, means disability as defined in such Participant's employment, consulting or other relevant agreement with the Company or a Subsidiary or, in the absence of any such agreement, disability as defined in the long-term disability plan of the Company or a Subsidiary, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

     (k) "Disinterested Person" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

     (l) "Eligible Person" means any (i) person regularly employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or a Subsidiary; or (iii) consultant to the Company or a Subsidiary.

     (m) "Exchange Act" means the Securities Exchange Act of 1934.

     (n) "Fair Market Value" on a given date means the closing price on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.

     (o) "Holder" means a Participant who has been granted an Award.

     (p) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

     (q) "Nonqualified Stock Option" means an Option granted under the Plan which is not designated as an Incentive Stock Option.

     (r) "Normal Termination" means termination of employment or service with the Company and all Subsidiaries:

          (i) Upon retirement pursuant to the retirement plan of the Company or a Subsidiary, as may be applicable at the time to the Participant in question;

          (ii) On account of Disability;

          (iii) With the written approval of the Committee; or

          (iv) By the Company or a Subsidiary without Cause.

     (s) "Option" means an Award granted under Section 7 of the Plan.

     (t) "Option Period" means the period described in Section 7(c).

     (u) "Option Price" means the exercise price set for an Option described in
Section 7(a).

     (v) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

     (w) "Plan" means the Company's 1999 Stock Incentive Plan.

     (x) "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 8.

     (y) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in
Section 8.

     (z) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 8 of the Plan.

     (aa) "Securities Act" means the Securities Act of 1933, as amended.

     (bb) "Stock" means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

(cc) "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines
the rights and obligations of the parties as required in Section 7(d).

     (dd) "Subsidiary" means any subsidiary of the Company as defined in Section 424(f) of the Code.

3. Effective Date, Duration and Shareholder Approval

     The Plan is effective as of October 19, 1999, the date on which the Plan was adopted by the Board.

     The expiration date of the Plan, after which no Awards may be granted hereunder, shall be October 19, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4. Administration

     The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

     (a) Select the Eligible Persons to participate in the Plan;

     (b) Determine the nature and extent of the Awards to be made to each Eligible Person;

     (c) Determine the time or times when Awards will be made to Eligible
Persons;

     (d) Determine the duration of each Option Period and Restricted Period;

     (e) Determine the conditions to which the payment of Awards may be subject;

     (f) Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

     (g) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, shares of Restricted Stock and other Stock-based Awards granted by the Committee to each Participant, the expiration date, the Option Period and the duration of any applicable Restricted Period.

     The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5. Grant of Awards; Shares Subject to the Plan

     The Committee may, from time to time, grant Awards of Options, Restricted Stock and other Stock-based Awards to one or more Eligible Persons; provided, however, that:

     (a) Subject to Section 11, the maximum aggregate number of shares of Stock available for issuance or distribution pursuant to Awards under the Plan is 2,000,000;

     (b) Except as set forth in Section 5(d), such shares shall be deemed to have been used in payment of Awards only to the extent they are actually delivered and not where the Fair Market Value equivalent of such shares for a Stock-based Award is paid in cash. In the event any Award shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

     (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

     (d) No Participant may receive Options or stock appreciation rights under the Plan with respect to more than 400,000 shares of Stock in any one year. For this purpose, such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or where the Fair Market Value equivalent of such shares for a stock appreciation right is paid in cash.

6. Eligibility

     Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Discretionary Grant of Stock Options

     The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

     (a) Option price. The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant.

     (b) Manner of exercise and form of payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price may be payable in cash, by bank check (acceptable to the Committee) and/or shares of Stock (valued at the Fair Market Value at the time the Option is exercised), having in the aggregate a value equal to the aggregate Option Price or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the aggregate Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option Price.

     (c) Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Subsidiaries and all vesting shall cease upon a Holder's termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

          (i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, but only to the extent the Option was vested and exercisable at the time of such Normal Termination.

          (ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or a Subsidiary, or within three months of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Option was vested and exercisable by the Holder at the time of death.

          (iii) If the Holder ceases employment or service with the Company and all Subsidiaries for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

     (d) Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

          (i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

          (ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option expires.

          (iii) Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him; provided, however, that the Committee may at any time upon the request of a Holder allow for the transfer of any Option, subject to such conditions or limitations as it may establish.

          (iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

          (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

          (vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

     (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

     (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

     (g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this
Section 7 to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8. Restricted Stock Awards

     (a) Award of Restricted Stock.

          (i) The Committee shall have the authority (1) to grant Restricted Stock, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant.

          (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 8(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account. Unless otherwise determined by the Committee no interest will accrue or be paid on the amount of any cash dividends withheld. Unless otherwise determined by the Committee, cash dividends or stock dividends so withheld by the Committee shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate.

          (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

     (b) Restrictions.

          (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement;
               (3) the shares shall be subject to forfeiture to the extent provided in Section 8(d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

          (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

     (c) Restricted Period. The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in a written Award agreement.

     (d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Subsidiaries during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows.

          (i) Upon the voluntary resignation of a Participant or discharge by the Company or a Subsidiary for Cause, the Non-Vested Portion of the Award shall be completely forfeited.

          (ii) Upon Normal Termination, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

          (iii) Upon death, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant's beneficiary as soon as practicable following death.

     (e) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 8(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

     (f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

          "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of , between Party City Corporation and . A copy of such Agreement is on file at the offices of Party City Corporation."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

9. Other Stock-Based Awards

     The Committee may grant any other cash, stock or stock-related Awards to any eligible individual under this Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards, the bargain purchase of Stock and Stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.

10. General

     (a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

     (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

     (c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

     (e) Claim to Awards and Employment Rights. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or a Subsidiary.

     (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.

The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

     (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (i) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     (k) Nontransferability. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities, subject to such conditions or limitations as it may establish.

     (l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

     (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

     (n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

     (q) Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or vice versa shall not be deemed to have terminated employment or service with the Company or a Subsidiary.

11. Changes in Capital Structure

     Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted Options or stock appreciation rights during any year may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award. With respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall, unless otherwise determined by the Committee in its sole discretion, be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of (i) a merger or consolidation such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the reorganization or liquidation of the Company, the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash or Stock, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

12. Nonexclusivity of the Plan

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholder of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13. Amendments and Termination

     The Board may at any time terminate the Plan. Subject to Section 11, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would:

     (a) Materially increase the maximum aggregate number of shares of Stock which may be issued or distributed pursuant to Awards, except as provided in
Section 11;

     (b) Extend the maximum Option Period;

     (c) Extend the termination date of the Plan; or

     (d) Change the class of persons eligible to receive Awards under the Plan.

                                      * * *


As adopted by the Board of Directors of
Party City Corporation as of
October 19, 1999 and amended
and restated as of October 25, 2000.

By: /s/  Thomas E. Larson
    ------------------------------
Name:  Thomas E. Larson
Title: Chief Financial Officer and Secretary

                               TO OUR SHAREHOLDERS


We are pleased to announce our fiscal 2000 results and our major accomplishments in the past year. They include the recapitalization of the Company, building of our infrastructure and finally and most importantly, turning our sales trend around and rebuilding credibility with our customers.

At the start of fiscal 2000, Party City faced numerous challenges. The most significant challenge was the critical need for working capital to restore our corporate financial integrity and to fund our ongoing business. The loss of normal trade terms from our vendors resulted in low in-stock positions through the fall of 1999 that negatively impacted sales.

Our first round of recapitalization was completed in August 1999 and raised $30 million in new capital. Together with the cooperation of our vendors and banks, the new investment provided the needed funding for our 1999 Halloween orders. We completed a second phase of recapitalization in January 2000. This recapitalization paid off the remaining amounts due to our former bank group and put in place a revolving credit facility of $40 million based on inventory levels and included a $7 million term loan. The refinancing and strong year-end performance restored our credibility with the vendor community and enabled us to receive normal trade terms.

THE BUSINESS AND THE CUSTOMER

Despite all Party City's internal financial challenges, our customers have continued to remain loyal. Recent marketing research has clearly indicated a strong consumer preference for our stores. We believe that Party City customers feel that our complete assortment of merchandise and our value pricing are our two greatest strengths. In addition, the party and Halloween markets are both projected to continue to grow. Our customers celebrate birthday parties, weddings, seasonal occasions and most dramatically Halloween, which has become America's #2 holiday after Christmas.

While Company-owned store sales were hurt by inventory shortages in the fall of 1999, the franchise business continued to do well, reinforcing our belief in the strength of the Party City concept. We are very pleased with the franchise store business.

As we go forward there are several areas that will drive our business.

Merchandising: Our focus is to continue to improve our assortment of merchandise while offering great values. We have strengthened our merchandising staff with the addition of two key senior buyers. Merchandise planning is being addressed by investing in our merchandising systems and adding experienced professional merchants. We are developing the ability to place orders centrally to improve our in-stock positions and to reduce the ordering workload of the store managers. Finally, a number of new categories are being tested to gain incremental sales while continuing to remain consistent with our position in the marketplace.

Marketing: Several new advertising vehicles are being tested including newspaper inserts and radio commercials, as well as customer specific marketing on our Internet site to develop our brand name. Marketing research shows us that when customers are aware of Party City they are likely to shop in our store.

Store organization: We are focused on improving in-store execution, improving in-store signing and merchandising. Our objective is to enhance our customers' shopping experience. While predominantly a self-service environment, our stores provide appropriate levels of customer assistance and support. Specific tracking programs have also been initiated to measure our actual in-store performance compared with our stated objectives.

GROWTH

Our objective this year is to improve our infrastructure while upgrading our execution skills in order to be prepared for future expansion. Our growth of Company-owned stores will be done within our ability to manage and finance that growth.

We plan to add over twenty-five franchise stores this year. Our future franchise plans include balanced growth of franchise and corporate stores. Franchisees offer Party City the opportunity to grow in markets where we see only limited opportunity for Company-owned stores, while preempting competition in those markets. This growth does not require significant capital investments by the Company. However, we will pursue opportunities for larger expansion, if it can be carried out on a prudent basis.

RELATIONSHIPS

There are a number of key relationships that we recognize are critical to our success and we will strive to strengthen those relationships to the best of our ability.

Our employees We are committed to recruiting and retaining top retail talent. Our employees are the key to the success of our business. The work environment must be challenging as well as offer attractive opportunities and appropriate rewards for performance.

Our suppliers Our suppliers have been very supportive over the past year. We believe we have earned that support and are pleased that we delivered on our payment commitments.

Our franchisees We are pleased with the performance of the franchisee community over the past year and are committed to continue to support our franchisee partners.

Our shareholders We are committed to consistent, predictable performance with continuing improvement. The Party City strategy works. Our market is attractive and growing. With effective management, Party City can deliver outstanding and consistent results over the long term and it is our plan to do so.

We have an aggressive agenda in front of us, but our commitment to grow and improve Party City is clear.

Finally, I wish to thank all those who have helped the Company during this past year. In addition, I welcome our newest directors, Edward Mule and Michael Tennenbaum, to Party City.

Yours truly,


/s/ James Shea

James Shea
Chief Executive Officer

October 13, 2000

                             PARTY CITY CORPORATION

                                      PROXY

     THE UNDERSIGNED HEREBY APPOINTS JAMES SHEA AND THOMAS E. LARSON, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION AS PROXIES FOR THE UNDERSIGNED, TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS OF PARTY CITY CORPORATION TO BE HELD AT THE SHERATON NEWARK AIRPORT, 128 FRONTAGE ROAD, NEWARK, NEW JERSEY, 07114, ON WEDNESDAY, NOVEMBER 15, 2000 AT 9:00 A.M., EASTERN TIME, OR ANY ADJOURNMENT THEREOF, AND TO VOTE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE, AND WITH ALL THE POWER THE UNDERSIGNED WOULD POSSESS, IF PERSONALLY PRESENT, AS FOLLOWS:

     1. [ ] FOR or [ ] WITHHOLD AUTHORITY to vote for the following nominees for election as directors: RALPH DILLON, JACK FUTTERMAN, L.R. JALENAK, JR., HOWARD LEVKOWITZ, EDWARD MULE AND MICHAEL TENNENBAUM.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

     2. Approval of the proposal to amend and restate the Company's 1999 Stock Incentive Stock Option Plan to increase the number of shares of the Company's common stock issuable pursuant to options and awards granted under the Plan from 500,000 to 2,000,000.

          [ ]     FOR          [ ]     AGAINST or          [ ]     ABSTAIN

     3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.


                          (continued on the other side)

                           (continued from other side)

     THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE (i) FOR THE NOMINEES LISTED IN ITEM 1 (ii) FOR THE PROPOSAL LISTED IN ITEM 2 AND (iii) IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                     Receipt of (a) the Notice of Annual Meeting of Shareholders, dated October 26, 2000,
                                     (b) the accompanying Proxy Statement, dated
                                     October 26, 2000 and (c) the Company's
                                     Annual Report for the fiscal year ended
                                     July 1, 2000, are each hereby acknowledged:


                                                 Dated ___________________, 2000

                                                      Signature(s)


                                                 ------------------------


                                                 ------------------------

                                     (Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)